EXHIBIT 10.7

Promissory Note

[Inland/City Center of White Plains]

$99,000,000.00                                                                                                   September 28, 2012

FOR VALUE RECEIVED, INLAND DIVERSIFIED WHITE PLAINS CITY CENTER, LLC, a Delaware limited liability company ("Borrower"), hereby promises to pay to the order of Bank of America, N.A., a national banking association (together with any and all of its successors and assigns and/or any other holder of this Note, "Lender"), without offset, in immediately available funds in lawful money of the United States of America, at Bank of America, N.A., Commercial Real Estate Banking, 100 North Tryon Street, NC1-007-11-15, Charlotte, NC  28255 (Attn: Real Estate Loan Administration), the principal sum of Ninety-Nine Million and No/100 Dollars ($99,000,000.00) (or the unpaid balance of all principal advanced against this Note, if that amount is less), together with interest on the unpaid principal balance of this Note from day to day outstanding as hereinafter provided.

Section 1

Payment Schedule and Maturity Date.

(a)

Interest Payments.  Installments of interest for each calendar month shall be due and payable in arrears on the fifteenth (15th) day of each month beginning with the interest installment due on October 15, 2012 (which such payment shall, if applicable, also include any interest accrued for periods prior to the applicable month for which such payment is being made), and continuing on the fifteenth (15th) day of each month thereafter until all principal and accrued interest owing on this Note shall have been fully paid and satisfied.  The entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on the Maturity Date (as defined below).

(b)

Principal Payments.  The principal of this Note shall be due and payable in three (3) installments of $3,000,000.00 each, which shall be due and payable on March 15, 2013, September 15, 2013 and March 15, 2014.  Thereafter, no further scheduled principal payments shall be due hereunder until the Maturity Date.  Notwithstanding anything contained herein or in any other Loan Document to the contrary, except to the extent accelerated pursuant to the terms of this Note and the other Loan Documents, the entire principal balance of this Note then unpaid, together with all accrued and unpaid interest and all other amounts payable hereunder and under the other Loan Documents (as hereinafter defined), shall be due and payable in full on September 28, 2022 (the "Maturity Date"), the final maturity of this Note.

Section 2

Security; Loan Documents.  The security for this Note includes a Fee and Leasehold Mortgage, Assignment of Leases and Rents and Security Agreement (as the same may from time to time be amended, restated, modified or supplemented, the "Mortgage") of even date herewith from Borrower to Lender, conveying and encumbering certain real and personal property more particularly described therein (the "Property").  This Note, the Mortgage, the Term Loan Agreement between Borrower and Lender of even date herewith (as the same may from time to time be amended, restated, modified or supplemented, the "Loan Agreement") and all other documents now or hereafter securing, guaranteeing or executed in connection with the loan evidenced by this Note (the "Loan"), as the same may from time to time be amended, restated, modified or supplemented, are herein sometimes called individually a "Loan Document" and together the "Loan Documents."

Section 3

Interest Rate.

(a)

BBA LIBOR Daily Floating Rate.  The unpaid principal balance of this Note from day to day outstanding which is not past due, shall bear interest at a fluctuating rate of interest per annum equal to the BBA LIBOR Daily Floating Rate for that day plus two hundred forty-five (245) basis points per annum (the “Floating Rate”).  The “BBA LIBOR Daily Floating Rate” shall mean a fluctuating rate of interest per annum equal to (i) the British Bankers Association LIBOR Rate (“BBA LIBOR”), as published by Reuters (or other commercially available source providing quotations of BBA LIBOR as selected by Lender from time to time) at approximately 11:00 a.m. London time determined two (2) London Banking Days prior to the date in question, for U.S. Dollar deposits being delivered in the London interbank eurodollar market for a term of one month commencing that day, or (ii) if such published rate is not available at such time for any reason, the rate per annum determined by Lender to be the rate at which deposits in U.S. Dollars for delivery on the date of determination in same day funds in the approximate outstanding amount of the Loan and with a term equal to one month would be offered by Bank of America, N.A.’s London Branch to major banks in the London interbank eurodollar market at their request at the date and time of determination.  “London Banking Day” means any day on which dealings in U.S. Dollar deposits are conducted by and between banks in the London interbank eurodollar market.  Interest shall be computed for the actual number of days which have elapsed, on the basis of a 360-day year.

(b)

No Obligation.  Lender will have no obligation to provide a rate based on the BBA LIBOR Daily Floating Rate if Lender determines that (i) U.S. Dollar deposits are not available in the London interbank eurodollar market in the outstanding amount of the Loan for terms equal to one month, or (ii) the Floating Rate will not adequately and fairly reflect the cost to Lender of funding the Loan, or (iii) any applicable Law, or request or directive (whether or not having the force of law) of any Governmental Authority, or compliance therewith by Lender, prohibits or restricts or makes impossible the maintaining of the Loan at the Floating Rate.  “Governmental Authority” means any governmental or quasi-governmental entity, including any court, department, commission, board, bureau, agency, administration, service, district or other instrumentality of any governmental entity.

Section 4

Prepayment.  Borrower may prepay the principal balance of this Note, in full at any time or in part from time to time, without fee, premium or penalty, provided that: (a) Lender shall have actually received from Borrower prior written notice of (i) Borrower’s intent to prepay, (ii) the amount of principal which will be prepaid (the “Prepaid Principal”), and (iii) the date on which the prepayment will be made; (b) each prepayment shall be in the amount of $1,000 or a larger integral multiple of $1,000 (unless the prepayment retires the outstanding balance of this Note in full); and (c) each prepayment shall be in the amount of 100% of the Prepaid Principal, plus accrued unpaid interest thereon to the date of prepayment, plus any other sums which have become due to Lender under the Loan Documents on or before the date of prepayment but have not been paid.  If this Note is prepaid in full, any commitment of Lender for further advances shall automatically terminate.

Section 5

Late Charges.  If Borrower shall fail to make any payment under the terms of this Note (other than the payment due at maturity) within fifteen (15) days after the date such payment is due, Borrower shall pay to Lender on demand a late charge equal to four percent (4%) of the amount of such payment.  Such fifteen (15) day period shall not be construed as in any way extending the due date of any payment.  The late charge is imposed for the purpose of defraying the expenses of Lender incident to handling such delinquent payment.  This charge shall be in addition to, and not in lieu of, any other amount that Lender may be entitled to receive or action that Lender may be authorized to take as a result of such late payment.

Section 6

Default Rate.  After the occurrence of a Default (including the expiration of any applicable cure period), Lender, in Lender’s sole discretion and without notice or demand, may raise the rate of interest accruing on the outstanding principal balance of this Note by the lesser of (a) three hundred (300) basis points above the rate of interest otherwise applicable and (b) the maximum rate of interest permitted by applicable laws, independent of whether Lender elects to accelerate the outstanding principal balance of this Note.

Section 7

Additional Costs.  Borrower shall pay Lender, on demand, for Lender’s costs or losses arising from any Change in Law, as defined below, which are allocated to this Note or any outstanding amount of the Loan evidenced by this Note.  The allocation shall be made as determined by Lender, using any reasonable method.  The costs include, without limitation, the following:

(a)

Any reserve or deposit requirements (excluding any reserve requirement already reflected in the calculation of the interest rate in this Note; and

(b)

Any capital requirements relating to Lender’s assets and commitments for credit.

“Change in Law” means the occurrence, after the date of this Note, of any of the following: (a) the adoption or taking effect of any Law, (b) any change in any Law or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or the making or issuance of any request, rule, guideline, or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and (y) all requests, rules, guidelines, or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority), or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law,” regardless of the date enacted, adopted, or issued.

Section 8

Certain Provisions Regarding Payments.  All payments made under this Note shall be applied, to the extent thereof, to late charges, to accrued but unpaid interest, to unpaid principal, and to any other sums due and unpaid to Lender under the Loan Documents, in such manner and order as Lender may elect in its sole discretion, any instructions from Borrower or anyone else to the contrary notwithstanding.  Remittances shall be made without offset, demand, counterclaim, deduction, or recoupment (each of which is hereby waived) and shall be accepted subject to the condition that any check or draft may be handled for collection in accordance with the practice of the collecting bank or banks.  Acceptance by Lender of any payment in an amount less than the amount then due on any indebtedness shall be deemed an acceptance on account only, notwithstanding any notation on or accompanying such partial payment to the contrary, and shall not in any way (a) waive or excuse the existence of an Event of Default (as hereinafter defined), (b) waive, impair or extinguish any right or remedy available to Lender hereunder or under the other Loan Documents, or (c) waive the requirement of punctual payment and performance or constitute a novation in any respect.  Payments received after 2:00 p.m. shall be deemed to be received on, and shall be posted as of, the following Business Day.  Whenever any payment under this Note or any other Loan Document falls due on a day which is not a Business Day, such payment may be made on the next succeeding Business Day.

Section 9

Events of Default.  The occurrence of any one or more of the following shall constitute an "Event of Default" under this Note:

(a)

Borrower fails to pay when and as due and payable any amounts payable by Borrower to Lender under the terms of this Note.

(b)

Any covenant, agreement or condition in this Note is not fully and timely performed, observed or kept, subject to any applicable grace or cure period.

(c)

An Event of Default (as therein defined) occurs under any of the Loan Documents other than this Note (subject to any applicable grace or cure period).

Section 10

Remedies.  Upon the occurrence of an Event of Default, Lender may at any time thereafter exercise any one or more of the following rights, powers and remedies:

(a)

Lender may accelerate the Maturity Date and declare the unpaid principal balance and accrued but unpaid interest on this Note, and all other amounts payable hereunder and under the other Loan Documents, at once due and payable, and upon such declaration the same shall at once be due and payable.

(b)

Lender may set off the amount owed by Borrower to Lender, whether or not matured and regardless of the adequacy of any other collateral securing this Note, against any and all accounts, credits, money, securities or other property now or hereafter on deposit with, held by or in the possession of Lender to the credit or for the account of Borrower, without notice to or the consent of Borrower.

(c)

Lender may exercise any of its other rights, powers and remedies under the Loan Documents or at law or in equity.

Section 11

Remedies Cumulative.  All of the rights and remedies of Lender under this Note and the other Loan Documents are cumulative of each other and of any and all other rights at law or in equity, and the exercise by Lender of any one or more of such rights and remedies shall not preclude the simultaneous or later exercise by Lender of any or all such other rights and remedies.  No single or partial exercise of any right or remedy shall exhaust it or preclude any other or further exercise thereof, and every right and remedy may be exercised at any time and from time to time.  No failure by Lender to exercise, nor delay in exercising, any right or remedy shall operate as a waiver of such right or remedy or as a waiver of any Event of Default.

Section 12

Costs and Expenses of Enforcement.  Borrower agrees to pay to Lender on demand all costs and expenses incurred by Lender in seeking to collect this Note or to enforce any of Lender’s rights and remedies under the Loan Documents, including court costs and reasonable attorneys’ fees and expenses, whether or not suit is filed hereon, or whether in connection with bankruptcy, insolvency or appeal.

Section 13

Service of Process.  Borrower hereby irrevocably designates and appoints ___________________ of _________________________, _____________________, _________, as Borrower’s authorized agent to accept and acknowledge on Borrower’s behalf service of any and all process that may be served in any suit, action, or proceeding instituted in connection with this Note in any state or federal court sitting in the State of North Carolina.  If such agent shall cease so to act, Borrower shall irrevocably designate and appoint without delay another such agent in the State of North Carolina satisfactory to Lender and shall promptly deliver to Lender evidence in writing of such agent’s acceptance of such appointment and its agreement that such appointment shall be irrevocable.

Borrower hereby consents to process being served in any suit, action, or proceeding instituted in connection with this Note by (a) the mailing of a copy thereof by certified mail, postage prepaid, return receipt requested, to Borrower and (b) serving a copy thereof upon the agent, if any, hereinabove designated and appointed by Borrower as Borrower’s agent for service of process.  Borrower irrevocably agrees that such service shall be deemed to be service of process upon Borrower in any such suit, action, or proceeding.  Nothing in this Note shall affect the right of Lender to serve process in any manner otherwise permitted by law and nothing in this Note will limit the right of Lender otherwise to bring proceedings against Borrower in the courts of any jurisdiction or jurisdictions, subject to any provision or agreement for arbitration or dispute resolution set forth in the Loan Agreement.

Section 14

Heirs, Successors and Assigns.  The terms of this Note and of the other Loan Documents shall bind and inure to the benefit of the heirs, devisees, representatives, successors and assigns of the parties.  The foregoing sentence shall not be construed to permit Borrower to assign the Loan except as otherwise permitted under the Loan Documents.

Section 15

General Provisions.  Time is of the essence with respect to Borrower’s obligations under this Note.  If more than one person or entity executes this Note as Borrower, all of said parties shall be jointly and severally liable for payment of the indebtedness evidenced hereby.  Borrower and each party executing this Note as Borrower hereby severally (a) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other notices (except any notices which are specifically required by this Note or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (b) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (c) agree that Lender shall not be required first to institute suit or exhaust its remedies hereon against Borrower or others liable or to become liable hereon or to perfect or enforce its rights against them or any security herefor; (d) consent to any extensions or postponements of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (e) submit (and waive all rights to object) to non-exclusive personal jurisdiction of any state court sitting in Mecklenburg County, North Carolina or any federal court sitting in the Western District of the State of North Carolina for the enforcement of any and all obligations under this Note and the other Loan Documents; (f) waive the benefit of all homestead and similar exemptions as to this Note; (g) agree that their liability under this Note shall not be affected or impaired by any determination that any title, security interest or lien taken by Lender to secure this Note is invalid or unperfected; and (h) hereby subordinate to the Loan and the Loan Documents any and all rights against Borrower and any security for the payment of this Note, whether by subrogation, agreement or otherwise, until this Note is paid in full.  A determination that any provision of this Note is unenforceable or invalid shall not affect the enforceability or validity of any other provision and the determination that the application of any provision of this Note to any person or circumstance is illegal or unenforceable shall not affect the enforceability or validity of such provision as it may apply to other persons or circumstances.  This Note may not be amended except in a writing specifically intended for such purpose and executed by the party against whom enforcement of the amendment is sought.  Captions and headings in this Note are for convenience only and shall be disregarded in construing it.  This Note and its validity, enforcement and interpretation shall be governed by the laws of the State of New York (without regard to any principles of conflicts of laws) and applicable United States federal law.  Whenever a time of day is referred to herein, unless otherwise specified such time shall be the local time of the place where payment of this Note is to be made.  The term "Business Day" shall mean a day on which Lender is open for the conduct of substantially all of its banking business at its office in the city in which this Note is payable (excluding Saturdays and Sundays).  Capitalized terms used herein without definition shall have the meanings ascribed to such terms in the Loan Agreement.  The words "include" and "including" shall be interpreted as if followed by the words "without limitation."

Section 16

Notices.  Any notice, request, or demand to or upon Borrower or Lender shall be deemed to have been properly given or made when delivered in accordance with the terms of the Loan Agreement regarding notices.

Section 17

No Usury.  It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with applicable state law or applicable United States federal law (to the extent that it permits Lender to contract for, charge, take, reserve, or receive a greater amount of interest than under state law) and that this Section shall control every other covenant and agreement in this Note and the other Loan Documents.  If applicable state or federal law should at any time be judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved, or received with respect to the Loan, or if Lender’s exercise of the option to accelerate the Maturity Date, or if any prepayment by Borrower results in Borrower having paid any interest in excess of that permitted by applicable law, then it is Lender’s express intent that all excess amounts theretofore collected by Lender shall be credited on the principal balance of this Note and all other indebtedness secured by the Mortgage, and the provisions of this Note and the other Loan Documents shall immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new documents, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder or thereunder.  All sums paid or agreed to be paid to Lender for the use or forbearance of the Loan shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term of the Loan.

Section 18

Lost Note.  Upon receipt of an affidavit of an officer of Lender as to the loss, theft, destruction or mutilation of this Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon cancellation of this Note or other security document, Borrower will issue, in lieu thereof, a replacement note or other security document in the same principal amount thereof and otherwise of like tenor.

Section 19

Method of Payment.   All payments due under this Note shall be made by Borrower to Lender at the address set forth in the introductory paragraph of this Note or such other place as Lender may from time to time specify in writing in lawful currency of the United States of America in immediately available funds, without counterclaim or setoff and free and clear of, and without any deduction or withholding for, any taxes or other payments.

Section 20

Pledge to the Federal Reserve.  Lender may at any time pledge or assign all or any portion of its rights under the loan documents, which evidence and/or secure the Loan, including any portion of this Note, to any of the twelve (12) Federal Reserve Banks organized under Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341.  No such pledge or assignment or enforcement thereof shall release Lender from its obligations under any of the loan documents, which evidence and/or secure the Loan.

Section 21

Right of Setoff.  Borrower hereby grants to Lender, a continuing lien, security interest and right of setoff as security for all liabilities and obligations to Lender whether now existing or hereafter arising, upon and against all deposits, credits, collateral and property, now or hereafter in the possession, custody, safekeeping or control of Lender or any entity under the control of Bank of America Corporation and its successors and/or assigns or in transit to any of them.  At any time, without demand or notice (any such notice being expressly waived by Borrower), Lender may setoff the same or any part thereof and apply the same to any liability or obligation of Borrower even though unmatured and regardless of the adequacy of any other collateral security for the Loan which is evidenced by this Note.  ANY AND ALL RIGHTS TO REQUIRE LENDER TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN WHICH IS EVIDENCED BY THIS NOTE PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF THE BORROWER OR ANY GUARANTOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

Section 22

Waiver of Jury Trial.  BORROWER AND LENDER HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE, TO THE EXTENT PERMITTED BY APPLICABLE LAW, THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY CLAIM BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY, INCLUDING, WITHOUT LIMITATION, ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS OR ACTIONS OF LENDER RELATING TO THE ADMINISTRATION OF THE LOAN EVIDENCED BY THIS NOTE OR ENFORCEMENT OF THE LOAN DOCUMENTS EVIDENCING AND/OR SECURING THE LOAN, AND AGREE THAT NEITHER PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT BE OR HAS NOT BEEN WAIVED.  EXCEPT AS PROHIBITED BY LAW, BORROWER HEREBY WAIVES ANY RIGHT IT MAY HAVE TO CLAIM OR RECOVER IN ANY LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES.  BORROWER CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER.  THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

Section 23

Submission to Jurisdiction; Venue.  BORROWER AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS NOTE OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NORTH CAROLINA SITTING IN MECKLENBURG COUNTY AND OF UNITED STATES FEDERAL COURT IN THE WESTERN DISTRICT OF NORTH CAROLINA, AND CONSENTS TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT.  BORROWER HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT FORUM.

[remainder of page left intentionally blank – signature page to follow]

IN WITNESS WHEREOF, Borrower has duly executed this Note under seal as of the date first above written.

BORROWER:

INLAND DIVERSIFIED WHITE PLAINS CITY CENTER, LLC, a Delaware limited liability company

By: Inland Diversified White Plains City Center Member, LLC, its sole Member and Manager

By: Inland Diversified White Plains City Center Member II, LLC, its Manager

By: Inland Diversified Real Estate Trust, Inc., its sole Member and Manager

By: /s/ Barry L. Lazarus

Name: Barry L. Lazarus

Title: President

[SEAL]